UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

WALGREENS BOOTS ALLIANCE, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Walgreens Boots Alliance, Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction with Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), and Blazing Star Merger Sub, Inc., a Delaware corporation (“Merger Sub”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 6, 2025, by and among the Company, Parent and Merger Sub.

This Schedule 14A consists of an additional communication by the Company addressed to its international business stakeholders.

International Team Member Balcony Briefing Video Transcript

Ornella Barra, Chief Operating Officer, International, Walgreen Boots Alliance, Inc.:

Hello everyone.

It’s always a great pleasure to talk to so many members after such an important announcement for our company,

Anthony and I were very keen to connect with you about Walgreens Boots Alliance’s transaction with Sycamore Partners and what it means for WBA, Boots and No7 Beauty Company.

We know you have many questions, so we want to make sure you have all the information.

Just to recap, here’s what was announced.

WBA has agreed to be acquired by Sycamore, a private equity firm specialising in retail and consumer investments.

The transaction is expected to close in the fourth quarter of this calendar year, following receipt of required regulatory approvals and customary closing conditions.

Upon closing of the transaction, WBA will no longer be a public company and will become private.

This includes all our international businesses and brands, including Boots and the No7 Beauty Company.

With the consent of the board, Stefano Pessina has agreed to reinvest with Sycamore.

This means that upon closing of the transaction, Stefano will continue to be a significant owner of the business, with Sycamore Partners.

It is important to note straight away that nothing is changing between now and the close:

WBA remains a public company listed on Nasdaq, Boots and No7 Beauty Company remain part of the International segment of WBA (as the other companies).

Tim remains in his role of WBA CEO, I remain in my role as COO, International, Anthony, in his role as Boots Managing Director, and all our management team in their roles.

Chicago remains WBA’s headquarters, Nottingham, London and Dublin ours.

Much consideration and care has been taken to get us here today with this announcement.

We have a trusted business and brands within our portfolio, and we want to ensure we are well set up to remain at the forefront of delivering exceptional service to our communities for generations to come.

I am confident that this ownership model will enable all our international businesses, including Boots and No7 Beauty Company to fulfil their potential and we will continue to unlock the the great opportunities we have ahead of us. Now let me provide a little more information on Sycamore.

Sycamore is a leading private equity firm based in New York, specialising in retail and consumer investments. It has a long history of collaborating with management teams to grow the value of businesses and bring objective outside perspective, creativity, and a track record of successful investments in retailers navigating change, including leading companies such as Staples, Talbots and Ann Taylor.

Sycamore’s investment in WBA, Boots and No7 Beauty Company, including our Opticians business, in the UK, Ireland and globally, reflects their confidence in the important role we play for our customers, patients, colleagues and communities, both today and in the future.

Boots and No7 Beauty Company are a valued part of this transaction because they are fantastic businesses, trusted and respected UK brands, that continue to thrive.

Our journey is not over yet and we have many opportunities still to unlock.

We remain focussed on our transformation to become the leading UK and Ireland beauty business, winning market share and new customers, evolving our pharmacy business into a leading patient-focussed healthcare business, and enhancing our digital experience and store estate.

We have a strong strategy in place and positive momentum.

We have exciting plans to develop our customer and colleague experience across all areas of our business.

We also have an excellent leader in Anthony, the executive team, our senior leadership team and of course you, our very talented team members.

All of these are well recognised and valued by Sycamore.

They are excited by what they see in our journey to date.

They are committed to our brands, our leadership, our talented colleagues, and the communities we serve.

Together with Sycamore, we will continue our transformation as we innovate faster for our customers and patients. We will also benefit from increased agility in a private company framework.

Over our 175 years in the glorious history of Boots what has always remained is a dedication to working together as one team to deliver the very best in health, wellness and beauty for our customers and colleagues.

I couldn’t be prouder of all we have accomplished. Thank you and let me now hand over to Anthony.

Anthony Hemmerdinger, Managing Director, Boots UK and Ireland: Thanks Ornella.

I recognise this is a major development, but as you will imagine, I and a few others have been in close contact with Sycamore in the lead up to today.

We’ve taken them out to see our stores and pharmacies around the country.

We’ve shown them all the details of the journey we have been on, and the strong strategy and transformation plans we have in place.

Throughout all these interactions they’ve shown an ability to be collaborative, supportive and encouraging.

They are well versed in retail, they understand the importance of innovating and investing to create great customer, patient, and colleague experiences.

They have a lot of expertise and bring a valuable, objective view to things.

We know we have a lot to do over the coming months and years to stay ahead, to maintain and grow our momentum and market share.

And I’m confident that Sycamore will be a great partner to help us do this.

Now, while we do recognise this announcement is a significant development, as Ornella has just mentioned, it’s important to note that nothing is changing until completion.

There are several approvals required before we close this transaction, in what we estimate to be the fourth quarter of the calendar year 2025.

Our business priorities, roles and responsibilities will continue as usual, and it’s important that we all stay focussed on our day-to-day responsibilities.

That includes all our strategic transformation and trading initiatives. Nothing changes and we mustn’t allow ourselves to become distracted. Our offices and operations will remain as they are today, and we will continue to contribute to the communities in which we operate.

I recognise that you will have some questions, and the leadership team are on hand to help answer those as best as we can.

If we don’t have an answer to your question today, please bear with us and we will share more with you as soon as we know.

Again, last week’s announcement is just the first step.

We are committed to keeping you informed, and as we reach key milestones we will communicate directly with you.

As ever, thanks for everything that you do.

Additional Information and Where to Find It

In connection with the proposed transaction between Walgreens Boots Alliance, Inc. (the “Company”) and affiliates of Sycamore Partners Management, L.P. (“Sycamore Partners”), the Company will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A relating to its special meeting of stockholders, which will be mailed to the Company’s stockholders, and the Company and certain affiliates of the Company will jointly file a transaction statement on Schedule 13E-3. The Company may file or furnish other documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SYCAMORE PARTNERS AND THE PROPOSED TRANSACTION.

Stockholders may obtain free copies of the proxy statement and the Schedule 13E-3 (when available) and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investor.walgreensbootsalliance.com under the link “Financials and Filings” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations team by e-mail at Investor.Relations@wba.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders filed with the SEC on December 13, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1618921/000155837024016214/tmb-

20250130xdef14a.htm) under the sections entitled “Corporate governance,” “Security ownership of certain beneficial owners and management” and “Executive compensation.” To the extent that holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC relating to the proposed transaction. These documents can be obtained (when available) free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “accelerate,” “aim,” “ambition,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “can,” “continue,” “could,” “create,” “enable,” “estimate,” “expect,” “extend,” “forecast,” “future,” “goal,” “guidance,” “intend,” “long-term,” “may,” “model,” “ongoing,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “preliminary,” “project,” “seek,” “should,” “strive,” “target,” “transform,” “trend,” “vision,” “will,” “would,” and variations of these terms or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements regarding the proposed transaction, our ability to consummate the proposed transaction on the expected timeline or at all, the anticipated benefits of the proposed transaction, and the terms, the impact of the proposed transaction on our future business, results of operations and financial condition and the scope of the expected financing in connection with the proposed transaction. Forward-looking statements are based on current estimates, assumptions and beliefs and are subject to known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results to vary materially from those indicated by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the ability of affiliates of Sycamore Partners to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals and stockholder approval; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the transaction agreements, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) the risk that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) significant or unexpected costs, charges or expenses resulting from the proposed transaction; (x) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreements or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) uncertainties related to the continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the proposed transaction; (xiv) the risk that the holders of Divested Asset Proceed Rights will receive less-than-anticipated payments or no payments with respect to the Divested Asset Proceed Rights after the closing of the proposed transaction and that such rights will expire valueless; (xv) the impact of adverse general and industry-specific economic and market conditions; and (xvi) other risks described in the Company’s filings with the SEC. Forward looking statements included herein are made only as of the date hereof and the Company does not undertake any obligation to update any forward-

looking statements as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.